UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 13, 2007

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue

San Jose, California 95110-2704

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Adobe Systems Incorporated (the “Company”) entered into the Amendment to Credit Agreement dated as of August 13, 2007 with Bank of America, N.A. as Administrative Agent and the other lenders party thereto (the “Amendment”). The Amendment amends the Company’s existing Credit Agreement dated as of February 16, 2007 among BNP Paribas, Keybank National Association, and UBS Loan Finance LLC as Co-Documentation Agents; JPMorgan Chase Bank, N.A. as Syndication Agent; Bank of America, N.A. as Administrative Agent and Swing Line Lender; the other lenders party thereto; and Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers (the “Original Credit Agreement,” and together with the Amendment, the “Credit Agreement”).

The Credit Agreement is a five-year $1 billion senior unsecured revolving credit facility, providing for loans to the Company and certain of its subsidiaries. The facility will be used for general corporate purposes.

The Original Credit Agreement provided for $500 million in lender loan commitments, with an option by the Company to request an additional $500 million in commitments from any of the original lenders and additional eligible lenders if such original lenders decline to participate.  In connection with such a request by the Company, the lenders party to the Amendment approved an increase in the loan commitments by $500 million, for a total of $1 billion. Pursuant to the terms of the Credit Agreement, the Company retains an option to request an additional $500 million in commitments, for a maximum aggregate loan commitment of $1.5 billion.

The loans bear interest, payable quarterly, based on a pricing grid tied to the financial covenant.  Commitment fees are payable quarterly at rates between 0.05% and 0.15% per year based on the same pricing grid.

The Credit Agreement contains various customary representations, warranties, and affirmative, negative and financial covenants. The affirmative covenants require the Company and its subsidiaries to deliver financial statements and certificates; pay and perform obligations; preserve and maintain its corporate existence; maintain property and insurance; comply in all material respects with applicable laws; maintain proper books and records; maintain necessary approvals and authorizations; and other requirements. The negative covenants include some limitations on creating and incurring liens; indebtedness; mergers and acquisitions; dispositions; changes in the nature of the business of the Company and its subsidiaries; transactions with affiliates; use of proceeds; and other matters. The financial covenant requires the Company not to exceed a certain maximum leverage ratio.

Customary defaults are also contained in the Credit Agreement, including defaults related to the nonpayment of principal of a loan; nonpayment of interest on a loan; failure of the Company to perform or observe any specified term, covenant or agreement contained in the Credit Agreement; the failure of a loan party to perform or observe any other covenant or agreement contained in a loan document; cross-defaults on other indebtedness or guarantees; insolvency; an inability to pay debts by the Company or a subsidiary; and other matters. In an event of default as specified in the Credit Agreement, the lenders may terminate the Credit Agreement, and all loan amounts outstanding, including all accrued interest and unpaid fees, would become immediately due and payable.

The lenders’ commitments under the Credit Agreement will terminate on February 16, 2012 and any borrowings outstanding will mature and be payable on such date.  The Company may request, however, on any anniversary of the closing date of the Original Credit Agreement, that each lender extend the maturity date of its loan commitments for an additional year.

Certain of the lenders and their respective affiliates are currently performing, have performed, and may in the future perform, various commercial banking, investment banking, and other financial advisory services for the Company and its subsidiaries, for which they have received, and will receive, customary fees and expenses.

As of August 16, 2007, the Company had no outstanding borrowings under the Credit Agreement.

The description of the Credit Agreement provided above is qualified in its entirety by reference to the full and complete terms contained in the Original Credit Agreement and the Amendment, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)   The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

10.1         Credit Agreement, dated as of February 16, 2007, among Adobe Systems Incorporated and Certain Subsidiaries as Borrowers; BNP Paribas, Keybank National Association, and UBS Loan Finance LLC as Co-Documentation Agents; JPMorgan Chase Bank, N.A. as Syndication Agent; Bank of America, N.A. as Administrative Agent and Swing Line Lender; the Other Lenders Party Thereto; and Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers.

10.2         Amendment to Credit Agreement, dated as of August 13, 2007, among Adobe Systems Incorporated, as Borrower; each Lender from time to time party to the Credit Agreement; and Bank of America, N.A. as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: August 16, 2007	By:	/s/ Mark Garrett
Mark Garrett
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated as of February 16, 2007, among Adobe Systems Incorporated and Certain Subsidiaries as Borrowers; BNP Paribas, Keybank National Association, and UBS Loan Finance LLC as Co-Documentation Agents; JPMorgan Chase Bank, N.A. as Syndication Agent; Bank of America, N.A. as Administrative Agent and Swing Line Lender; the Other Lenders Party Thereto; and Banc of America Securities LLC and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Book Managers.

10.2

Amendment to Credit Agreement, dated as of August 13, 2007, among Adobe Systems Incorporated, as Borrower; each Lender from time to time party to the Credit Agreement; and Bank of America, N.A. as Administrative Agent.